Exhibit 99.1

Bionano Announces $10 Million Registered Direct Offering Priced At-The-Market Under Nasdaq Rules

SAN DIEGO, April 4, 2024 – Bionano Genomics, Inc. (Nasdaq: BNGO) today announced that it has entered into definitive agreements for the purchase and sale of an aggregate of 8,733,626 shares of its common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to an aggregate of 8,733,626 shares of its common stock at an offering price of $1.145 per share of common stock (or per common stock equivalent in lieu thereof) and accompanying warrant, in a registered direct offering priced at-the-market under Nasdaq rules. The warrants will be exercisable immediately upon issuance, have an exercise price of $1.02 per share and expire five years from the date of issuance. The closing of the offering is expected to occur on or about April 8, 2024, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering are expected to be approximately $10 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering, together with its existing cash and cash equivalents and available-for-sale securities, for general corporate purposes, including working capital, research and development expenses, repayment or redemption of existing indebtedness and capital expenditures.

The securities described above are being offered and sold by the Company in a registered direct offering pursuant to a “shelf” registration statement on Form S-3 (File No. 333-270459) that was originally filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2023 and became effective on May 8, 2023. The offering of such securities in the registered direct offering is being made only by means of a base prospectus and prospectus supplement that forms a part of the effective registration statement. A final prospectus supplement and the accompanying base prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying base prospectus may also be obtained, when available, from H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Bionano

Bionano is a provider of genome analysis solutions that can enable researchers and clinicians to reveal answers to challenging questions in biology and medicine. The Company’s mission is to transform the way the world sees the genome through OGM solutions, diagnostic services and software. The Company offers OGM solutions for applications across basic, translational and clinical research. Through its Lineagen, Inc. d/b/a Bionano Laboratories business, the Company also provides diagnostic testing for patients with clinical presentations consistent with autism spectrum disorder and other neurodevelopmental disabilities. The Company also offers an industry-leading, platform-agnostic software solution, which integrates next-generation sequencing and microarray data designed to provide analysis, visualization, interpretation and reporting of copy number variants, single-nucleotide variants and absence of heterozygosity across the genome in one consolidated view. The Company additionally offers nucleic acid extraction and purification solutions using proprietary isotachophoresis (ITP) technology. For more information, visit www.bionano.com, www.bionanolaboratories.com or www.purigenbio.com.

Bionano’s OGM products are for research use only and not for use in diagnostic procedures.

Forward-Looking Statements of Bionano Genomics

This press release and the accompanying conference call contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. Words such as “anticipate”, “believe,” “could”, “estimate,” “expect,” “intend,” “may,” “plan,” “potential”, “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the consummation of the registered direct offering and the satisfaction of customary closing conditions related to the registered direct offering and the use of proceeds therefrom. Each of these forward-looking statements involves risks and uncertainties. Accordingly, investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements as they involve inherent risk and uncertainty (both general and specific) and should note that they are provided as a general guide only and should not be relied on as an indication or guarantee of future performance. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include the risks and uncertainties associated with: the timing and amount of revenue we are able to recognize in a given fiscal period; our ability to obtain sufficient financing to fund our strategic plans and commercialization efforts and our ability to continue as a “going concern”; the impact of adverse geopolitical and macroeconomic events, such as the ongoing conflicts between Ukraine and Russia and Israel and Gaza and uncertain market conditions, including inflation and supply chain disruptions, on our business and the global economy; general market conditions; changes in the competitive landscape and the introduction of competitive technologies or improvements to existing technologies; changes in our strategic and commercial plans; the ability of medical and research institutions to obtain funding to support adoption or continued use of our technologies; study results that differ or contradict the results mentioned in this press release; the risk that we are not able to complete a strategic transaction that would increase stakeholder value; and the risks and uncertainties associated with our business and financial condition in general, including the risks and uncertainties described in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2023 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACTS

Company Contact:

Erik Holmlin, CEO

Bionano Genomics, Inc.

+1 (858) 888-7610

eholmlin@bionano.com

Investor Relations:

David R. Holmes

Gilmartin Group

+1 (858) 366-3243

david.holmes@gilmartinir.com